SPECIAL SERVICING AGREEMENT

 THIS SPECIAL SERVICING AGREEMENT (“Agreement”), made as of the 4th day of September, 2002, is hereby amended as of October 22, 2003, February 4, 2004, March 2, 2005, July 19, 2006, October 18, 2006, April 24, 2007, July 1, 2008, July 7, 2010, and April 24, 2013 by and between T. ROWE PRICE RETIREMENT FUNDS, INC., on behalf of its separate series and classes, T. ROWE PRICE RETIREMENT 2005 FUND, T. ROWE PRICE RETIREMENT 2005 FUND–ADVISOR CLASS, T. ROWE PRICE RETIREMENT 2005 FUND–R CLASS, T. ROWE PRICE RETIREMENT 2010 FUND, T. ROWE PRICE RETIREMENT 2010 FUND–ADVISOR CLASS, T. ROWE PRICE RETIREMENT 2010 FUND–R CLASS, T. ROWE PRICE RETIREMENT 2015 FUND, T. ROWE PRICE RETIREMENT 2015 FUND–ADVISOR CLASS, T. ROWE PRICE RETIREMENT 2015 FUND–R CLASS, T. ROWE PRICE RETIREMENT 2020 FUND, T. ROWE PRICE RETIREMENT 2020 FUND–ADVISOR CLASS, T. ROWE PRICE RETIREMENT 2020 FUND–R CLASS, T. ROWE PRICE RETIREMENT 2025 FUND, T. ROWE PRICE RETIREMENT 2025 FUND–ADVISOR CLASS, T. ROWE PRICE RETIREMENT 2025 FUND–R CLASS, T. ROWE PRICE RETIREMENT 2030 FUND, T. ROWE PRICE RETIREMENT 2030 FUND–ADVISOR CLASS, T. ROWE PRICE RETIREMENT 2030 FUND–R CLASS, T. ROWE PRICE RETIREMENT 2035 FUND, T. ROWE PRICE RETIREMENT 2035 FUND–ADVISOR CLASS, T. ROWE PRICE RETIREMENT 2035 FUND–R CLASS, T. ROWE PRICE RETIREMENT 2040 FUND, T. ROWE PRICE RETIREMENT 2040 FUND–ADVISOR CLASS, T. ROWE PRICE RETIREMENT 2040 FUND–R CLASS, T. ROWE PRICE RETIREMENT 2045 FUND, T. ROWE PRICE RETIREMENT 2045 FUND–ADVISOR CLASS, T. ROWE PRICE RETIREMENT 2045 FUND–R CLASS, T. ROWE PRICE RETIREMENT 2050 FUND, T. ROWE PRICE RETIREMENT 2050 FUND–ADVISOR CLASS, T. ROWE PRICE RETIREMENT 2050 FUND–R CLASS, T. ROWE PRICE RETIREMENT 2055 FUND, T. ROWE PRICE RETIREMENT 2055 FUND–ADVISOR CLASS, T. ROWE PRICE RETIREMENT 2055 FUND–R CLASS, T. ROWE PRICE RETIREMENT INCOME FUND, T. ROWE PRICE RETIREMENT INCOME FUND–ADVISOR CLASS, T. ROWE PRICE RETIREMENT INCOME FUND–R CLASS, T. ROWE PRICE TARGET RETIREMENT 2005 FUND, T. ROWE PRICE TARGET RETIREMENT 2005 FUND–ADVISOR CLASS, T. ROWE PRICE TARGET RETIREMENT 2010 FUND, T. ROWE PRICE TARGET RETIREMENT 2010 FUND–ADVISOR CLASS, T. ROWE PRICE TARGET RETIREMENT 2015 FUND, T. ROWE PRICE TARGET RETIREMENT 2015 FUND–ADVISOR CLASS, T. ROWE PRICE TARGET RETIREMENT 2020 FUND, T. ROWE PRICE TARGET RETIREMENT 2020 FUND–ADVISOR CLASS, T. ROWE PRICE TARGET RETIREMENT 2025 FUND, T. ROWE PRICE TARGET RETIREMENT 2025 FUND–ADVISOR CLASS, T. ROWE PRICE TARGET RETIREMENT 2030 FUND, T. ROWE PRICE TARGET RETIREMENT 2030 FUND–ADVISOR CLASS, T. ROWE PRICE TARGET RETIREMENT 2035 FUND, T. ROWE PRICE TARGET RETIREMENT 2035 FUND–ADVISOR CLASS, T. ROWE PRICE TARGET RETIREMENT 2040 FUND, T. ROWE PRICE TARGET RETIREMENT 2040 FUND–ADVISOR CLASS, T. ROWE PRICE TARGET RETIREMENT 2045 FUND, T. ROWE PRICE TARGET RETIREMENT 2045 FUND–ADVISOR CLASS, T. ROWE PRICE TARGET RETIREMENT 2050 FUND, T. ROWE PRICE TARGET RETIREMENT 2050 FUND–ADVISOR CLASS, T. ROWE PRICE TARGET RETIREMENT 2055 FUND, and T. ROWE PRICE TARGET RETIREMENT 2055 FUND–ADVISOR CLASS (collectively hereafter referred to as the “Retirement Funds”), EACH FUND LISTED ON APPENDIX A attached hereto (as such Appendix A may be amended from time to time) and which evidences its agreement to be bound separately and individually hereby by executing a copy of this Agreement (such funds hereinafter called the “Underlying Funds”), and T. ROWE PRICE ASSOCIATES, INC. (“Price Associates”).

W I T N E S S E T H:

 WHEREAS, the Retirement Funds and each of the Underlying Funds are registered, or intend to register, as open-end, management investment companies under the Investment Company Act of 1940, as amended (the “Act”).

 WHEREAS, the Retirement Funds, the Underlying Funds, and certain other funds (the “Other Funds”) sponsored and advised by Price Associates have entered into an agreement (“Transfer Agency Agreement”) with

T. Rowe Price Services, Inc. (“Price Services”) for the provision of various transfer agency services in return for such compensation as is set forth therein;

 WHEREAS, the Retirement Funds, the Underlying Funds, and the Other Funds have entered into an agreement (“RPS Agreement”) with T. Rowe Price Retirement Plan Services, Inc. (“Retirement Plan Services”), under which Retirement Plan Services is to furnish or contract to furnish to the Retirement Funds, the Underlying Funds, and the Other Funds various participant account, recordkeeping, and other services for retirement plans in return for such compensation as is set forth therein;

 WHEREAS, the Retirement Funds, the Underlying Funds, and the Other Funds have entered into an agreement (“Fund Accounting Agreement”) with Price Associates for the provision of various accounting services in return for such compensation as is set forth therein;

 WHEREAS, the Retirement Funds, the Underlying Funds, and the Other Funds have entered into agreements (“Custodian Agreements”) with State Street Bank and Trust Company (“State Street”) and/or JPMorgan Chase Bank (“JPMorgan”) under which State Street and/or JPMorgan are to furnish to the Retirement Funds, the Underlying Funds, and the Other Funds various custodial services in return for such compensation as is set forth in the Custodian Agreements;

 WHEREAS, the Retirement Funds Advisor and R classes have each entered into a 12b-1 agreement with T. Rowe Price Investment Services, Inc. (“Investment Services”) under which T. Rowe Price Retirement Funds, Inc. is authorized to pay Investment Services, or such other person(s) as it or Investment Services designates, to finance any or all of the distribution, shareholder servicing, maintenance of shareholder accounts, and/or other administrative services with respect to the Advisor and R class shares;

 WHEREAS, the Retirement Funds have entered into Investment Management Agreements with Price Associates for the provision of investment management services, and under such Agreement, Price Associates will be responsible for the payment of various the Retirement Funds’ expenses, including expenses of the Retirement Funds’ organization, operations, and business not paid for by the Underlying Funds pursuant to this Agreement;

 WHEREAS, the Retirement Funds will provide a means by which the Underlying Funds can consolidate shareholder accounts in the Underlying Funds;

 WHEREAS, such shareholder account consolidation can reduce the fees of the Underlying Funds that would otherwise be due Price Services and Retirement Plan Services under the Transfer Agency and RPS Agreements, in the absence of such consolidation (such reduction in expenses hereinafter referred to as “Savings”);

 WHEREAS, the Retirement Funds will invest their assets exclusively in the Underlying Funds, except for cash needed for expenses, redemptions, or temporary defensive purposes; and

 WHEREAS, the Board of Directors/Trustees of each of the Underlying Funds has determined it is reasonable to expect the aggregate expenses as described below of the Retirement Funds to be less than the estimated Savings to each of the Underlying Funds from the operation of the Retirement Funds; and such determination by the Board of Directors/Trustees is reviewed annually prior to determining whether to renew this Agreement.

 NOW, THEREFORE, in consideration of the promises and mutual covenants spelled out herein, it is agreed between and among the parties hereto as follows:

 1. RETIREMENT FUNDS’ EXPENSES

  In accordance with the Fund Accounting Agreement, Price Associates will calculate the amounts of the Retirement Funds’ expenses, as set forth in the Retirement Funds’ Investment Management Agreements (“Expenses”), due under the Transfer Agency, RPS, Fund Accounting, Custodian, and Investment Management Agreements referred to above, as well as any other amounts, other than 12b-1 fees, due other persons as a result of the Retirement Funds’ operations. However, under unusual circumstances, the parties may agree to exclude certain amounts from Expenses.

 2. UNDERLYING FUNDS’ PAYMENT OF EXPENSES

  Subject to Paragraph 4, each of the Underlying Funds will bear such Expenses in proportion to the average daily value of its shares owned by the Retirement Funds, provided further that no Underlying Fund will bear such Expenses in excess of the estimated Savings to it (“Excess Expense”).

 3. 12b-1 FEES

  All 12b-1 Fees incurred by the Retirement Funds Advisor and R classes shall be borne by those classes respectively.

 4. PAYMENT BY PRICE ASSOCIATES

  In accordance with the Retirement Funds’ Investment Management Agreements, Price Associates agrees that it will bear any Excess Expense described in Paragraph 2. Payment by Price Associates of any such Excess Expense will be made promptly to the appropriate Underlying Fund within 30 days of the end of any month for which any such payment is due.

 5. USE OF PRICE NAME

  The Retirement Funds may utilize the “T. Rowe Price” name so long as this Agreement remains in effect and the assets of the Retirement Funds are invested solely in shares of the Underlying Funds (except for such cash or cash items as may be maintained from time to time to meet current expenses and redemptions).

 6. OPINION OF COUNSEL

  At any time any of the parties hereto may consult legal counsel in respect of any matter arising in connection with this Agreement, and no such party shall be liable for any action taken or omitted by it in good faith in accordance with such instructions or with the advice or opinion of such legal counsel.

 7. LIABILITIES

  No party hereto shall be liable to any other party hereto for any action taken or thing done by it or its agents or contractors in carrying out the terms and provisions of this Agreement provided such party has acted in good faith and without negligence or willful misconduct and selected its agents and contractors with reasonable care.

 8. TERM OF AGREEMENT; AMENDMENT; RENEWAL

  The term of this Agreement shall begin on April 24, 2013, and unless sooner terminated as herein provided, the Agreement shall remain in effect through April 30, 2014. Thereafter, this Agreement shall continue from year to year if such continuation is specifically approved at least annually by the Board of Directors/Trustees of each Underlying Fund and the Retirement Funds, including a majority of the independent Directors/Trustees of each such Fund. In determining whether to renew this Agreement, the Directors/Trustees of the Underlying Funds may request, and Price Associates will furnish, such information relevant to determining the past and future relationship between the Savings and Expenses. The Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. Upon termination hereof, each party hereto will make appropriate arrangements to satisfy its obligations hereunder. This Agreement may be amended in the future to include as additional Fund parties to the Agreement other investment companies for which Price Associates serves as investment manager.

 9. ASSIGNMENT

  This Agreement shall not be assigned or transferred, either voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of the Underlying Funds and the Retirement Funds. The Agreement shall automatically and immediately terminate in the event of its assignment without the prior written consent of such Funds.

 10. NOTICE

  Any notice under this Agreement shall be in writing, addressed and delivered or sent by registered or certified mail, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other parties, it is agreed that for this purpose the address of all parties to this Agreement is 100 East Pratt Street, Baltimore, Maryland 21202, Attention: Secretary.

 11. INTERPRETATIVE PROVISIONS

  In connection with the operation of this Agreement, the parties may agree from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretative or additional provisions are to be signed by all parties and annexed hereto, but no such provisions shall contravene any applicable Federal or state law or regulation and no such interpretative or additional provision shall be deemed to be an amendment of the Agreement.

 12. STATE LAW

  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland.

 13. CAPTIONS

  The captions in the Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

 14. UNDERLYING FUNDS

  Each of the Funds listed in Appendix A agree to be bound, separately and individually, to the terms and conditions of this Agreement. Under no circumstances will any Underlying Fund be liable for any obligation of any other Underlying Fund.

 IN WITNESS WHEREOF, the parties have caused the Agreement to be executed as of the day and year first above written.

ATTEST:	T. ROWE PRICE RETIREMENT FUNDS, INC.
/s/Patricia B. Lippert _____________________________________ Patricia B. Lippert, Secretary	/s/Jerome A. Clark By: __________________________________________ Jerome A. Clark, President

T. ROWE PRICE ASSOCIATES, INC.
/s/Joan E. Flister ___________________________________ Joan E. Flister, Assistant Secretary	/s/David Oestreicher By:___________________________________ David Oestreicher, Vice President

EACH OF THE FUNDS LISTED IN APPENDIX A HERETO, SEPARATELY AND INDIVIDUALLY

/s/ Patricia B. Lippert ___________________________________ Patricia B. Lippert, Secretary	/s/ David Oestreicher By:___________________________________ David Oestreicher, Vice President

APPENDIX A

T. Rowe Price Growth Stock Fund, Inc.
T. Rowe Price High Yield Fund, Inc.
T. Rowe Price Inflation Focused Bond Fund, Inc.
T. Rowe Price Mid-Cap Growth Fund, Inc.
T. Rowe Price Mid-Cap Value Fund, Inc.
T. Rowe Price New Horizons Fund, Inc.
T. Rowe Price New Income Fund, Inc.
T. Rowe Price Real Assets Fund, Inc.
T. Rowe Price Short-Term Bond Fund, Inc.
T. Rowe Price Small-Cap Stock Fund, Inc.
T. Rowe Price Small-Cap Value Fund, Inc.
T. Rowe Price Value Fund, Inc.

T. Rowe Price Index Trust, Inc., on behalf of the
 T. Rowe Price Equity Index 500 Fund
 T. Rowe Price Extended Equity Market Index Fund

T. Rowe Price International Funds, Inc., on behalf of the
 T. Rowe Price Emerging Markets Bond Fund
 T. Rowe Price Emerging Markets Stock Fund
 T. Rowe Price International Bond Fund
 T. Rowe Price International Growth & Income Fund
 T. Rowe Price International Stock Fund
 T. Rowe Price Overseas Stock Fund

T. Rowe Price Summit Funds, Inc., on behalf of the
 T. Rowe Price Summit Cash Reserves Fund

SpecialServiceAgmtRDF0413.docx